Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2017 Third Quarter Results
Raises Revenue and EPS Guidance for 2017

WESTFORD, Mass. - October 30, 2017 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Acquired the businesses of NII FPG Company and Unaflex, LLC

•	Revenue increased 45% to a record $153 million

•	Gross margin was 42.3%

•	GAAP diluted EPS increased 43% to a record $1.17

•	Adjusted diluted EPS increased 84% to a record $1.49

•	Net income increased 45% to a record $13 million

•	Adjusted EBITDA increased 85% to a record $30 million and represented 20% of revenue

•	Bookings increased 43% to a record $135 million

Note: Adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and revenues excluding acquisitions and the effect of foreign currency translation are non-GAAP financial measures that exclude certain items as detailed later in this press release.

Management Commentary
“Following our strong first half of 2017, we had another outstanding quarter with a number of record-setting performances across a broad range of metrics contributing to a strong EPS and revenue beat,” said Jonathan Painter, president and chief executive officer of Kadant. “Our third quarter financial results were driven by a combination of better than expected performance from our Wood Processing acquisition and significant internal growth, particularly in China.

“Our record bookings of $135 million in the third quarter extended our strong bookings performance beyond the previous three quarters and was led by our Wood-Processing product line. Also contributing to the record performance were our Stock-Preparation and Fluid-Handling product lines, each of which achieved over 25 percent growth in bookings compared to the same period last year. From a geographic perspective, bookings in China were exceptionally strong in the third quarter, while North America saw the largest impact from our two acquisitions completed during the quarter.”

Third Quarter 2017 Results
Revenue increased 45 percent to $152.8 million compared to the third quarter of 2016, including $29.2 million from acquisitions and a $2.6 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, revenue was up 15 percent compared to the third quarter of 2016. Gross margin was 42.3 percent, including a negative 220 basis point impact from the amortization of acquired profit in inventory. Net income was $13.3 million, or $1.17 per diluted share, compared to $9.2 million, or $0.82 per diluted share, in the third quarter of 2016. Adjusted diluted EPS increased 84 percent to $1.49 in the third quarter of 2017, compared to $0.81 in the third quarter of 2016. Adjusted diluted EPS in the third quarter of 2017 excludes $0.28 of amortization from acquired profit in inventory and backlog and $0.04 of acquisition costs. Adjusted diluted EPS in the third quarter of 2016 excludes a $0.02 benefit from discrete tax items and $0.01 of acquisition costs.

Adjusted EBITDA increased 85 percent to $29.9 million compared to $16.2 million in the third quarter of 2016. Adjusted EBITDA excludes $4.3 million of amortization from acquired profit in inventory and backlog in the third quarter of 2017 and $0.6 million and $0.2 million of acquisition costs in the third quarters of 2017 and 2016, respectively. Cash flows from operations were $7.0 million in the third quarter of 2017 and were impacted by the high level of shipments, which increased accounts receivable and the payment of acquisition-related expenses. Bookings increased 43 percent to $135.5 million compared to $94.8 million in the third quarter of 2016 and includes $20.5 million from acquisitions and a $2.3 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, bookings increased 19 percent compared to the third quarter of 2016.

Guidance
“While we began the year with a fairly optimistic outlook, steadily improving global market conditions combined with contributions from our acquisitions and excellent execution by our operations teams have further raised our expectations for 2017,” Mr. Painter continued. “We now expect to report full year revenue of $509 to $512 million, revised from our previous guidance of $488 to $494 million. We expect to achieve GAAP diluted EPS of $3.56 to $3.60 in 2017, revised from our previous guidance of $3.18 to $3.26. The revised 2017 guidance includes pre-tax acquisition costs of $5.0 million, or $0.38 per diluted share, and pre-tax amortization expense associated with acquired profit in inventory and backlog of $6.6 million, or $0.43 per diluted share. Excluding these acquisition-related expenses, we expect adjusted diluted EPS of $4.37 to $4.41 for 2017. For the fourth quarter of 2017, we expect GAAP diluted EPS of $0.87 to $0.91 on revenue of $143 to $146 million, including $0.15 of amortization expense associated with acquired profit in inventory and backlog. Excluding the amortization expense, we expect adjusted diluted EPS of $1.02 to $1.06 for the fourth quarter of 2017.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, October 31, 2017, at 11:00 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 90222803. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until December 1, 2017.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the third quarter and first nine months of 2017 included $29.2 million from acquisitions completed in 2017. Revenue in the first nine months of 2017 also included $13.3 million from an acquisition completed in April 2016. Revenue included a $2.6 million favorable and a $1.1 million unfavorable foreign currency translation effect in the third quarter and first nine months of 2017, respectively, compared to the same periods in 2016. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs, amortization of acquired profit in inventory and backlog, and other income. These items are excluded as they are not indicative of our core operating results and may not be comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•
Pre-tax acquisition costs of $0.6 million in the third quarter and $5.0 million in the first nine months of 2017. Pre-tax acquisition costs of $0.2 million in the third quarter and $1.8 million in the first nine months of 2016.

•
Pre-tax expense related to acquired profit in inventory and backlog of $4.3 million in the third quarter and first nine months of 2017. Pre-tax expense related to acquired profit in inventory and backlog of $1.9 million in the first nine months of 2016.

•	Pre-tax gain on the sale of assets of $0.3 million in the first nine months of 2016.

Adjusted net income and adjusted diluted EPS exclude:

•
After-tax acquisition costs of $0.4 million ($0.6 million net of tax of $0.2 million) in the third quarter of 2017 and $4.3 million ($5.0 million net of tax of $0.7 million) in the first nine months of 2017. After-tax acquisition costs of $0.1 million ($0.2 million net of tax of $0.1 million) in the third quarter of 2016 and $1.6 million ($1.8 million net of tax of $0.2 million) in the first nine months of 2016.

•
After-tax expense related to acquired profit in inventory and backlog of $3.2 million ($4.3 million net of tax of $1.1 million) in the third quarter and first nine months of 2017. After-tax expense related to acquired profit in inventory and backlog of $1.4 million ($1.9 million net of tax of $0.5 million) in the first nine months of 2016.

•	After-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in the first nine months of 2016.

•
Benefit from discrete tax items of $0.3 million in the third quarter and first nine months of 2016. The benefit from discrete tax items was primarily due to the reversal of valuation allowances on certain deferred tax assets in the U.S.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	Sept. 30, 2017	Oct. 1, 2016	Sept. 30, 2017	Oct. 1, 2016

Revenues	$152,794	$105,519	$365,893	$313,885
Costs and Operating Expenses:
Cost of revenues	88,166	57,440	199,449	171,569
Selling, general, and administrative expenses	42,535	33,527	116,493	102,095
Research and development expenses	2,635	1,991	7,004	5,640
Other income	—	—	—	(317)
	133,336	92,958	322,946	278,987
Operating Income	19,458	12,561	42,947	34,898
Interest Income	94	54	300	175
Interest Expense	(1,282)	(305)	(2,022)	(914)

Income from Continuing Operations Before Provision for income Taxes	18,270	12,310	41,225	34,159
Provision for Income Taxes	4,860	3,081	10,550	9,500
Income from Continuing Operations	13,410	9,229	30,675	24,659
Income from Discontinued Operation, Net of Tax	—	3	—	3
Net Income	13,410	9,232	30,675	24,662
Net Income Attributable to Noncontrolling Interest	(125)	(75)	(343)	(318)
Net Income Attributable to Kadant	$13,285	$9,157	$30,332	$24,344

Earnings per Share Attributable to Kadant:
Basic	$1.21	$0.84	$2.76	$2.24
Diluted	$1.17	$0.82	$2.69	$2.19

Weighted Average Shares:
Basic	11,004	10,901	10,986	10,854
Diluted	11,344	11,189	11,282	11,120

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	Sept. 30, 2017	Sept. 30, 2017	Oct. 1, 2016	Oct. 1, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$13,285	$1.17	$9,157	$0.82
Net Income and Diluted EPS from Discontinued Operation	—	—	(3)	—
Net Income and Diluted EPS from Continuing Operations	13,285	1.17	9,154	0.82
Adjustments for the Following:
Acquisition Costs, Net of Tax	441	0.04	115	0.01
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	3,191	0.28	—	—
Benefit from Discrete Tax Items	—	—	(261)	(0.02)
Adjusted Net Income and Adjusted Diluted EPS	$16.917	$1.49	$9,008	$0.81

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	Nine Months Ended		Nine Months Ended
	Sept. 30, 2017	Sept. 30, 2017	Oct. 1, 2016	Oct. 1, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$30,332	$2.69	$24,344	$2.19
Net Income and Diluted EPS from Discontinued Operation	—	—	(3)	—
Net Income and Diluted EPS from Continuing Operations	30,332	2.69	24,341	2.19
Adjustments for the Following:
Acquisition Costs, Net of Tax	4,274	0.38	1,625	0.15
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	3,191	0.28	1,359	0.12
Benefit from Discrete Tax Items	—	—	(261)	(0.02)
Other Income, Net of Tax	—	—	(247)	(0.02)
Adjusted Net Income and Adjusted Diluted EPS	$37,797	$3.35	$26,817	$2.41

				Increase
				Excluding
	Three Months Ended			Acquisitions
Revenues by Product Line	Sept. 30, 2017	Oct. 1, 2016	Increase	and FX (a,b)
Stock-Preparation	$52,065	$44,099	$7,966	$6,905
Doctoring, Cleaning, & Filtration	30,538	28,955	1,583	1,129
Fluid-Handling	28,532	23,024	5,508	2,370
Papermaking Systems	111,135	96,078	15,057	10,404
Wood Processing Systems	39,714	7,962	31,752	4,574
Fiber-Based Products	1,945	1,479	466	466
	$152,794	$105,519	$47,275	$15,444

				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase	Acquisitions
	Sept. 30, 2017	Oct. 1, 2016		and FX (a,b)
Stock-Preparation	$139,396	$132,158	$7,238	$(5,398)
Doctoring, Cleaning, & Filtration	82,921	80,374	2,547	3,296
Fluid-Handling	73,099	67,904	5,195	2,727
Papermaking Systems	295,416	280,436	14,980	625
Wood Processing Systems	61,050	25,437	35,613	8,587
Fiber-Based Products	9,427	8,012	1,415	1,415
	$365,893	$313,885	$52,008	$10.627

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Geography (c)	Sept. 30, 2017	Oct. 1, 2016	Increase	and FX (a,b)
North America	$68,369	$46,994	$21,375	$3,902
Europe	46,475	31,686	14,789	5,540
Asia	25,215	18,466	6,749	6,623
Rest of World	12,735	8,373	4,362	(621)
	$152,794	$105,519	$47,275	$15,444

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				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase	Acquisitions
	Sept. 30, 2017	Oct. 1, 2016		and FX (a,b)
North America	$170,092	$155,633	$14,459	$(3,324)
Europe	113,178	85,611	27,567	8,733
Asia	53,658	45,456	8,202	9,699
Rest of World	28,965	27,185	1,780	(4,481)
	$365,893	$313,885	$52,008	$10,627

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Bookings by Product Line	Sept. 30, 2017	Oct. 1, 2016	Increase	and FX (a)
Stock-Preparation	$50,797	$37,039	$13,758	$12,737
Doctoring, Cleaning, & Filtration	27,656	27,272	384	22
Fluid-Handling	28,426	20,450	7,976	4,568
Papermaking Systems	106,879	84,761	22,118	17,327
Wood Processing Systems	26,548	8,623	17,925	(73)
Fiber-Based Products	2,030	1,435	595	595
	$135,457	$94,819	$40,638	$17,849

				Increase
				Excluding
	Nine Months Ended		Increase	Acquisitions
	Sept. 30, 2017	Oct. 1, 2016		and FX (a)
Stock-Preparation	$149,285	$103,228	$46,057	$34,777
Doctoring, Cleaning, & Filtration	86,354	86,141	213	1,391
Fluid-Handling	79,752	66,336	13,416	11,032
Papermaking Systems	315,391	255,705	59,686	47,200
Wood Processing Systems	50,172	26,981	23,191	5,198
Fiber-Based Products	8,999	7,164	1,835	1,835
	$374,562	$289,850	$84,712	$54,233

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	Three Months Ended		Nine Months Ended
Business Segment Information	Sept. 30, 2017	Oct. 1, 2016	Sept. 30, 2017	Oct. 1, 2016
Gross Margin:
Papermaking Systems	45.5%	46.0%	47.1%	45.7%
Wood Processing Systems	33.5%	45.9%	37.1%	41.7%
Fiber-Based Products	35.7%	15.0%	50.1%	45.7%
	42.3%	45.6%	45.5%	45.3%

Operating Income:
Papermaking Systems	$21,544	$16,915	$52,932	$44,747
Wood Processing Systems	4,418	2,150	6,196	5,406
Corporate and Other	(6,504)	(6,504)	(16,181)	(15,255)
	$19,458	$12,561	$42,947	$34,898

Adjusted Operating Income (b, g):
Papermaking Systems	$21,822	$17,029	$53,525	$47,921
Wood Processing Systems	9,043	2,150	14,923	5,406
Corporate and Other	(6,504)	(6,451)	(16,181)	(14,988)
	$24,361	$12,728	$52,267	$38,339

Capital Expenditures:
Papermaking Systems	$3,790	$1,632	$6,567	$3,341
Corporate and Other	1,493	211	2,151	238
	$5,283	$1,843	$8,718	$3,579

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	Sept. 30, 2017	Oct. 1, 2016	Sept. 30, 2017	Oct. 1, 2016
Cash Provided by Continuing Operations	$6,952	$15,530	$32,328	$34,739
Depreciation and Amortization Expense	6,525	3,457	13,056	10,934

Balance Sheet Data			Sept. 30, 2017	Dec. 31, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash			$91,388	$73,569
Accounts Receivable, net			94,664	65,963
Inventories			90,450	54,951
Unbilled Contract Costs and Fees			6,256	3,068
Other Current Assets			20,911	9,799
Property, Plant and Equipment, net			70,373	47,704
Intangible Assets			135,231	52,730
Goodwill			264,840	151,455
Other Assets			13,546	11,452
			$787,659	$470,691
Liabilities and Stockholders' Equity
Accounts Payable			$35,136	$23,929
Long-term Debt			273,671	61,494
Capital Lease Obligations			5,127	4,917
Other Liabilities			142,838	96,072
Total Liabilities			456,772	186,412
Stockholders' Equity			330,887	284,279
			$787,659	$470,691

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Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Nine Months Ended
Reconciliation	Sept. 30, 2017	Oct. 1, 2016	Sept. 30, 2017	Oct. 1, 2016
Consolidated
Net Income Attributable to Kadant	$13,285	$9,157	$30,332	$24,344
Net Income Attributable to Noncontrolling Interest	125	75	343	318
Income from Discontinued Operation, Net of Tax	—	(3)	—	(3)
Provision for Income Taxes	4,860	3,081	10,550	9,500
Interest Expense, net	1,188	251	1,722	739
Operating Income	19,458	12,561	42,947	34,898
Other Income	—	—	—	(317)
Acquisition Costs (d)	585	167	5,002	1,832
Acquired Backlog Amortization (e)	958	—	958	1,468
Acquired Profit in Inventory (f)	3,360	—	3,360	458
Adjusted Operating Income (b)	24,361	12,728	52,267	38,339
Depreciation and Amortization	5,567	3,457	12,098	9,466
Adjusted EBITDA (b)	$29,928	$16,185	$64,365	$47,805

Adjusted EBITDA Margin (b, h)	19.6%	15.3%	17.6%	15.2%

Papermaking Systems
Operating Income	$21,544	$16,915	$52,932	$44,747
Other Income	—	—	—	(317)
Acquisition Costs (d)	172	114	487	1,565
Acquired Backlog Amortization (e)	—	—	—	1,468
Acquired Profit in Inventory (f)	106	—	106	458
Adjusted Operating Income (b)	21,822	17,029	53,525	47,921
Depreciation and Amortization	2,894	2,746	8,105	7,359
Adjusted EBITDA (b)	$24,716	$19,775	$61,630	$55,280

Wood Processing Systems
Operating Income	$4,418	$2,150	$6,196	$5,406
Acquisition Costs (d)	413	—	4,515	—
Acquired Backlog Amortization (e)	958	—	958	—
Acquired Profit in Inventory (f)	3,254	—	3,254	—
Adjusted Operating Income (b)	9,043	2,150	14,923	5,406
Depreciation and Amortization	2,527	559	3,547	1,644
Adjusted EBITDA (b)	$11,570	$2,709	$18,470	$7,050

Corporate and Other
Operating Loss	$(6,504)	$(6,504)	$(16,181)	$(15,255)
Acquisition Costs (d)	—	53	—	267
Adjusted Operating Loss (b)	(6,504)	(6,451)	(16,181)	(14,988)
Depreciation and Amortization	146	152	446	463
Adjusted EBITDA (b)	$(6,358)	$(6,299)	$(15,735)	$(14,525)

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(a)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs associated with our acquisitions.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with acquired profit in inventory.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,400 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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